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
Pricing Supplement No. 27 dated January 12, 2005.              Filed pursuant to Rule 424(b)(5)
(To Prospectus dated September 7, 2004 and Prospectus          File No. 333-112244
Supplement dated September 7, 2004)
This Pricing Supplement consists of 3 pages.
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                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2005-006

                      FLOATING RATE NOTES DUE JULY 13, 2007

The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

                                   PROVISIONS RELATING TO THE NOTES
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
Principal Amount:               $300,000,000                    Type of Interest Rate:  [ ] Fixed  [X] Floating

Price to Public:                100%                            If Fixed Rate Notes:  Interest Rate:

Net Proceeds to Trust:          $300,000,000                    If Floating Rate Notes:  Initial Interest Rate:
                                                                      CALCULATED  USING BASE RATE ON 1/17/05.
CUSIP Number:                   41659EAB3                       Base Rate:  [ ] CD Rate     [ ] Commercial Paper Rate
                                                                            [ ] CMT Rate    [ ] Federal Funds Rate
Agent's Discount:               0.00%                                       [X] LIBOR       [ ] Treasury Rate
                                                                            [ ] Prime Rate  [ ] Other (See Attached)
                                                                If LIBOR:   [ ] LIBOR Reuters Page
Issuance Date:                  JANUARY 19, 2005                            [X] LIBOR Telerate Page   3750
                                                                            Designated LIBOR Currency:  U.S. DOLLARS
Stated Maturity Date:           JULY 13, 2007                   If CMT Rate, Telerate Page:   [ ] 7051    [ ] 7052
                                                                    If 7052:   [ ] Weekly Average    [ ] Monthly Average
Initial Interest Payment Date:  APRIL 15, 2005                      Designated CMT Maturity Index:
                                                                Interest Reset Dates:         THE 15TH DAY OF EACH  JANUARY,
Interest Payment Frequency:     THE 15TH DAY OF EACH JANUARY,                                 APRIL, JULY AND OCTOBER.
                                APRIL, JULY AND OCTOBER.        Initial Interest Reset Date:  APRIL 15, 2005
                                                                Index Maturity: THREE MONTHS
Specified Currency:             U.S. DOLLARS                    Interest Rate Determination Dates:  AS SPECIFIED IN THE
                                                                       PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE.
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
Regular Record Dates:      15 DAYS PRIOR TO AN INTEREST      Spread:   + 4 BASIS POINTS.     Spread Multiplier: N/A
                           PAYMENT DATE.                     Maximum Interest Rate:  NONE.
                                                             Minimum Interest Rate:  NONE.
Day Count Convention:      ACTUAL/360                        Floating Rate/Fixed Rate Note:  [ ] Yes [X] No. If yes:
                                                                  Fixed Rate:    N/A
                                                                  Fixed Rate Commencement Date: N/A
Computation of Interest:   AS SPECIFIED IN THE PROSPECTUS    Inverse Floating Rate Note [ ] Yes [X] No. If yes,
      SUPPLEMENT FOR THE INDICATED BASE RATE.                     Fixed Interest Rate:  N/A



Authorized Denominations:  $1,000                            Sinking Fund:  NONE.

Optional Redemption:   Yes [ ]  No [X]                       Calculation Agent: JPMORGAN CHASE BANK, N.A.
    Optional Redemption Date:  N/A

    Initial Redemption Percentage: N/A                       Exchange Rate Agent:  N/A
    Annual Percentage Reduction:  N/A                        Securities Exchange Listing:  NONE.
    Redemption may be:     [ ]  In whole only.
                           [ ]  In whole or in part.         Additional Amounts to be Paid: [ ] Yes [X] No

Optional Repayment: [ ] Yes [X] No                           Special Tax Considerations: Interest payable on
    Optional Repayment Dates:  N/A                           the Notes will be treated as "qualified stated
                                                             interest" for United States federal income tax
                                                             purposes, as it meets the specified criteria
                                                             referenced in the prospectus supplement under the
                                                             heading "Material United States Federal Income Tax
                                                             Considerations - U.S. Holders - INTEREST AND
                                                             ORIGINAL ISSUE DISCOUNT."

                                                             Other Provisions Relating to the Notes:  NONE.
Amortizing Note:  [ ] Yes (See attached)  [X] No

                                                             Agents:  MORGAN STANLEY

Discount Note:  [ ] Yes  [X] No If Yes:
Total Amount of Discount:  N/A
   Yield to Maturity: N/A
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                  INFORMATION RELATING TO THE FUNDING AGREEMENT
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
Funding Agreement Provider:  HARTFORD LIFE INSURANCE         Type of Interest Rate: [ ] Fixed [X] Floating
                             COMPANY
                                                             If Fixed Rate Funding Agreement:  Interest Rate:

Funding Agreement:           FA-405006                       If Floating Rate Funding Agreement:  Initial Interest Rate:
Contract Payment:            $300,000,015                               CALCULATED USING BASE RATE ON 1/17/05.
                                                             Base Rate:  [ ] CD Rate     [ ] Commercial Paper
Deposit Amount:              $300,000,015                                [ ] CMT Rate    [ ] Federal Funds Rate
(if different from Contract                                              [X] LIBOR       [ ] Treasury Rate
 Payment                                                                 [ ] Prime Rate  [ ] Other (See Attached)
                                                                 If LIBOR:  [ ] LIBOR Reuters Page
Effective Date:              JANUARY 19, 2005                               [X] LIBOR Telerate Page  3750
                                                             Designated LIBOR Currency:  U.S. DOLLARS
Stated Maturity Date:        JULY 13, 2007                   If CMT Rate, Telerate Page:   [ ] 7051   [ ] 7052
                                                                  If 7052:   [ ] Weekly Average       [ ] Monthly Average
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
Initial Interest Payment Date:  APRIL 15, 2005                Designated CMT Maturity Index:
                                                              Interest Reset Frequency:    THE 15TH DAY OF EACH JANUARY,
                                                                                           APRIL, JULY AND OCTOBER.
Interest Payment Frequency:     THE 15TH DAY OF EACH JANUARY, Initial Interest Reset Date: APRIL 15, 2005
                                APRIL, JULY AND OCTOBER.      Index Maturity:  THREE MONTHS
                                                              Interest Rate Determination Date:  AS SPECIFIED IN THE
Specified Currency:             U.S. DOLLARS                       PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE.
Day Count Convention:           ACTUAL/360                    Spread:   +  4 BASIS POINTS.       Spread Multiplier: N/A
                                                              Maximum Interest Rate: NONE.
                                                              Minimum Interest Rate:  NONE.
                                                              Floating Rate/Fixed Rate Funding Agreement:  [ ] Yes  [X] No
Computation of Interest:   AS SPECIFIED IN THE PROSPECTUS       If yes:         Fixed Rate: N/A
                    SUPPLEMENT FOR THE INDICATED BASE RATE.                     Fixed Rate Commencement Date: N/A

                                                              Inverse Floating Rate Funding Agreement: [ ] Yes [X]  No
                                                                If yes:         Fixed Interest Rate: N/A
Optional Redemption:   Yes [ ]     No [X]
Optional Redemption Date:  N/A                                Amortizing Funding Agreement:   [ ] Yes (See attached)
        Initial Redemption Percentage: N/A                                                    [X] No
        Annual Percentage Reduction:   N/A
        Redemption may be: [ ]  In whole only.                Discount Funding Agreement:  [ ] Yes  [X] No If yes:
                           [ ] In whole or in part.                     Total Amount of Discount: N/A
                                                                        Yield to Maturity: N/A

Optional Repayment:  [ ] Yes [X] No
     Optional Repayment Dates:  N/A                           Additional Amounts to be Paid:  [ ] Yes [X] No

                                                              Special Tax Considerations: NONE.

                                                              Other Provisions Relating to the Funding Agreement: NONE.

Note: The Opinion regarding the enforceability of the Funding Agreement and the related Consent of Counsel for Hartford Life Insurance Company is given by Jonathan Mercier, Counsel.

                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT


It is anticipated that, as of January 19, 2005 both the Notes and the Funding Agreement will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: Aa3

The Moody's rating also extends to the Program under which the Notes are issued.









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